Exhibit 99.1

FOR IMMEDIATE RELEASE

NanoString Technologies Releases Financial Results for Third Quarter of 2015

Record Revenue of $15.7 Million Driven by Strong Consumables Demand

Expanded Solutions in Precision Oncology, including nCounter SPRINT and 3D Biology, Strengthen Company’s Position at Center of Cancer Ecosystem

SEATTLE – November 2, 2015 – NanoString Technologies, Inc. (NASDAQ:NSTG), a provider of life science tools for translational research and molecular diagnostic products, today reported financial results for the third quarter ended September 30, 2015.

Third Quarter Financial Highlights

•	Total revenue of $15.7 million, 27% year-over-year growth

•	Total product and service revenue of $13.9 million, 23% year-over-year growth

•	Consumables revenue of $9.0 million, including $0.7 million of Prosigna® IVD kits, 44% year-over-year growth

•	Instrument revenue of $4.3 million, 6% year-over-year decline

“Positive third quarter results reflect increasing momentum as we continue to strengthen our leadership position in the field of precision oncology,” said President and Chief Executive Officer, Brad Gray. “We are continuing to expand our target markets through new product innovation, such as the recent introductions of our nCounter SPRINT™ Profiler and our first 3D Biology™ product, which enables immuno-oncology researchers to make new biological observations while maximizing the data generated from valuable samples.”

Recent Business Highlights

•	Grew installed base to over 320 nCounter Analysis Systems at September 30, 2015

•	Launched nCounter SPRINT Profiler, a more affordable system designed to meet the needs of the individual researcher

•	Launched nCounter RNA:Protein PanCancer Immune Profiling Panel, the company’s first 3D Biology application, which expands the company’s immuno-oncology portfolio and provides a powerful tool for researchers

•	Expanded collaboration with Celgene to include additional countries, such as China and Russia

•	Received favorable final local coverage determination by Palmetto GBA’s MolDx program for Prosigna, which became effective on Oct 1, 2015

•	Inclusion of Prosigna in the European Society for Medical Oncology (ESMO) clinical practice guidelines, which recognized Prosigna’s value in determining the potential benefit from chemotherapy in breast cancer patients

Third Quarter Financial Results

Revenue for the three months ended September 30, 2015 rose 27% to $15.7 million, from $12.3 million for the third quarter of 2014. Instrument revenue was $4.3 million, down 6% from the prior year period, reflecting lower sales volumes in the Asia Pacific region. Consumables revenue, excluding Prosigna, was $8.4 million for the third quarter of 2015, 40% higher than in the comparable 2014 quarter. Prosigna revenue was $662,000 for the quarter, and collaboration revenue totaled $1.8 million. Gross margin on product and service revenue was 55% for the third quarter of 2015, up from 53% in the third quarter of 2014.

Research and development expense was $5.8 million for the third quarter of 2015, roughly flat versus $6.0 million for the third quarter of 2014. Selling, general and administrative expense was $12.0 million for the third quarter of 2015 compared to $12.5 million for the prior year period, reflecting efficiencies gained through streamlining the sales and marketing organization.

Net loss for the three months ended September 30, 2015 was $9.5 million, or a loss of $0.49 per diluted share, compared with $12.1 million, or a loss of $0.67 per diluted share, for the third quarter of 2014.

Outlook for 2015

The company’s financial outlook for 2015 includes:

•	Total revenue in the range of $60 million to $63 million, unchanged

•	Gross margin of approximately 53%, previously 53% to 55%

•	Operating expenses in the range of $76 million to $78 million, previously $77 million to $81 million

•	Operating loss in the range of $40 million to $44 million, previously $41 million to $47 million

Conference Call

Management will host an investment community conference call today beginning at 1:30 pm PT / 4:30 pm ET to discuss these results and answer questions. Individuals interested in listening to the conference call may do so by dialing (888) 793-9492 for domestic callers, or (734) 385-2643 for international callers, or from the webcast link in the investor relations section of the company’s website at: www.nanostring.com. A replay of the call will be available beginning November 2, 2015 at 7:30pm ET through midnight on November 3, 2015. To access the replay, dial (855) 859-2056 or (404) 537-3406 and reference Conference ID: 51285173. The webcast will also be available on the company’s website for one year following the completion of the call.

About NanoString Technologies, Inc.

NanoString Technologies provides life science tools for translational research and molecular diagnostic products. The company’s nCounter Analysis System has been employed in life sciences research since it was first introduced in 2008 and has been cited in more than 900 peer-reviewed publications. The nCounter Analysis System offers a cost-effective way to easily profile the expression of hundreds of genes, proteins, miRNAs, or copy number variations, simultaneously with high sensitivity and precision, facilitating a wide variety of basic research and translational medicine applications, including biomarker discovery and validation. The company’s technology is also being applied to diagnostic use. The Prosigna® Breast Cancer Prognostic Gene Signature Assay together with the nCounter Dx Analysis System is FDA 510(k) cleared for use as a prognostic indicator for distant recurrence of breast cancer.

For more information, please visit www.nanostring.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected growth of the company’s business, the capabilities of its current and future products, expanded market opportunities resulting from the launch of new products, its ability to enhance the development of new cancer therapeutics and aid in the treatment of cancer patients and its estimated 2015 operating results. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include market acceptance of our products; delays or denials of regulatory approvals or clearances for products or applications; delays or denials of reimbursement for diagnostic products; the impact of competition; the impact of expanded sales, marketing, product development and clinical activities on operating expenses; delays or other unforeseen problems with respect to manufacturing, product development or clinical studies; adverse conditions in the general domestic and global economic markets; as well as the other risks set forth in the company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. NanoString Technologies disclaims any obligation to update these forward-looking statements.

The NanoString Technologies logo, NanoString, NanoString Technologies, nCounter, nCounter SPRINT, 3D Biology and Prosigna are registered trademarks or trademarks of NanoString Technologies, Inc. in various jurisdictions.

Contact:

Leigh Salvo of Westwicke Partners

leigh.salvo@westwicke.com

415-513-1281

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenue:
Instruments	$4,256	$4,528	$13,026	$11,741
Consumables	8,352	5,978	20,699	16,621
In vitro diagnostic kits	662	270	1,634	512
Service	640	488	1,881	1,404

Total product and service revenue	13,910	11,264	37,240	30,278
Collaboration	1,783	1,079	3,112	1,697

Total revenue	15,693	12,343	40,352	31,975

Costs and expenses:
Cost of product and service revenue	6,289	5,271	17,500	14,456
Research and development	5,812	5,961	17,526	15,967
Selling, general and administrative	12,036	12,515	38,984	36,069

Total costs and expenses (a) (b)	24,137	23,747	74,010	66,492

Loss from operations	(8,444)	(11,404)	(33,658)	(34,517)

Other income (expense):
Interest income	58	65	181	204
Interest expense	(1,022)	(697)	(3,007)	(3,248)
Other expense	(59)	(112)	(281)	(97)

Total other income (expense)	(1,023)	(744)	(3,107)	(3,141)

Net loss	$(9,467)	$(12,148)	$(36,765)	$(37,658)

Net loss per share, basic and diluted	$(0.49)	$(0.67)	$(1.95)	$(2.13)

Shares used in calculating basic and diluted net loss per share	19,431	18,134	18,862	17,711

(a)	Includes $1,847 and $1,306 of stock-based compensation expense for the three months ended September 30, 2015 and 2014, respectively, and $4,749 and $3,604 for the nine months ended September 30, 2015 and 2014, respectively
(b)	Includes $313 and $370 of depreciation and amortization expense for the three months ended September 30, 2015 and 2014, respectively, and $1,420 and $1,115 for the nine months ended September 30, 2015 and 2014, respectively

NANOSTRING TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$16,635	$17,223
Short-term investments	28,726	55,002
Accounts receivable, net	12,903	12,436
Inventory	11,699	5,444
Prepaid expenses and other	4,602	5,242

Total current assets	74,565	95,347
Property and equipment, net	7,371	6,366
Other assets	1,068	1,035

Total assets	$83,004	$102,748

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,561	$3,380
Accrued liabilities	7,348	10,403
Long-term debt, current portion	259	251
Deferred revenue, current portion	5,635	4,627
Other	202	147

Total current liabilities	16,005	18,808
Long-term debt, net of current portion	31,326	30,675
Deferred revenue, net of current portion	6,214	7,135
Other non-current liabilities	2,273	1,317

Total liabilities	55,818	57,935
Total stockholders’ equity	27,186	44,813

Total liabilities and stockholders’ equity	$83,004	$102,748